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                                                                  Exhibit 10(97)

                               DEFERRAL AGREEMENT

                              TARSAP DEFERRAL PLAN

This Agreement is dated May 7, 2001 (insert date) and relates to my deferral of the receipt of TARSAP shares under the Harrah's Entertainment, Inc. TARSAP Deferral Plan.

1.       Election of Deferral for Annual Vesting

         I elect to defer receipt of 9,495 shares (insert number) of my maximum annual TARSAP shares that will vest on January 1, 2002. This deferral election constitutes my consent to the immediate cancellation of this elected number of TARSAP shares and the issuance of rights to an equal amount of Harrah's Entertainment, Inc. common stock in lieu of these shares (Deferred Shares). This deferral is in addition to any previous deferral election that is applicable to this vesting.

2.       Election of Receipt Date

         I elect to receive my Deferred Shares commencing on the date of my termination of employment or on the following date (insert date if applicable), June 2005, whichever date comes first (the Commencement
         Date).

         The shares will then be issued as follows (check either A, B or C):

         _____(A)   All Deferred Shares will be issued as a lump sum of shares on the Commencement Date.
         _____(B)   All Deferred Shares will be issued as a lump sum on the
                    first anniversary of the Commencement Date (i.e., one year after the Commencement Date).
           X  (C)   All Deferred Shares will be issued over 4 years (insert 2 to
                    10) in approximately equal annual installments of shares, with the first installment issued on the first anniversary of the Commencement Date (i.e. one year after the Commencement Date) and each installment thereafter will be issued on successive anniversaries of the Commencement Date.

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I understand that my elections are irrevocable, subject to the provisions of the
TARSAP Deferral Plan. I further understand my Deferred Shares are subject to forfeiture in the same manner that TARSAP shares are subject to forfeiture. I agree to be bound by the terms of the TARSAP Program, the TARSAP Deferral Plan and the Company's 1990 Restricted Stock Plan, as amended from time to time, which are incorporated herein by reference. This Agreement will be governed by Nevada law.

Participant

Signature:  /s/ MARILYN G. WINN
           --------------------
Printed Name:  Marilyn G. Winn
              ----------------
Address:  8816 Rozetta Ct. LV, NV 89134


Harrah's Entertainment, Inc.

By:______________________
Title:___________________